UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

First Financial Bankshares, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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First Financial Bankshares, Inc.

400 Pine Street

Abilene, Texas 79601

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON TUESDAY, APRIL 28, 2020

The following Notice of Change of Location relates to the Proxy Statement (the “Proxy Statement”) of First Financial Bankshares, Inc. (the “Corporation”), dated March 2, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders to be held on Tuesday, April 28, 2020. These definitive additional materials are being filed with the Securities and Exchange Commission and are being made available to shareholders on or about April 3, 2020.

PLEASE READ THIS NOTICE CAREFULLY IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 28, 2020

To our shareholders:

In response to the coronavirus (COVID-19) pandemic and in an effort to protect the health and wellbeing of our shareholders, employees and community, NOTICE IS HEREBY GIVEN that our Board of Directors has determined to move the location of the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of First Financial Bankshares, Inc. from an in-person to virtual-only meeting. As a result, we regret that we will not be able to host our traditional annual meeting luncheon this year.

The previously announced date and time of the meeting, April 28, 2020 at 10:30 a.m., Central time, will not change. The Annual Meeting will be held solely by means of remote communication, in a virtual-only format. You will not be able to attend the Annual Meeting in person. Shareholders may submit questions in advance of the Annual Meeting by emailing AnnualMeeting@ffin.com and shareholders will have the opportunity to vote and submit questions during the virtual Annual Meeting.

As described in our proxy materials previously distributed in connection with the Annual Meeting, shareholders of our common shares as of the close of business on March 2, 2020, the record date, are entitled to participate in the Annual Meeting. Shareholders should follow the instructions below to access and participate in the virtual Annual Meeting based on their form of ownership of our common shares:

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Shareholder of Record. If your shares are registered directly in your name with Continental Stock Transfer and Trust Company, our stock transfer agent, you are considered the shareholder of record with respect to those shares. Shareholder of record may attend the Annual Meeting at www.virtualshareholdermeeting.com/FFIN2020 and login as a guest. Shareholders of record that wish to vote their shares at the virtual Annual Meeting will need to send an e-mail during the virtual Annual Meeting to AnnualMeeting@ffin.com with (1) their vote on each proposal presented at the Annual Meeting and (2) the control number on their proxy card previously delivered to such shareholder of record. Shareholders of record that would like to ask questions at the meeting will need to dial in to the conference call for the Annual Meeting at
800-588-4924. You may dial in to the call up to 30 minutes prior to the start of the call to register and ask questions.

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Beneficial Owner of Shares Held in Street Name. If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of those shares, and your shares are held in “street name.” You can attend the Annual Meeting at www.virtualshareholdermeeting.com/FFIN2020 and login by entering the control number found on your proxy card or voting instruction form that you have previously received. Those without a control number may attend as guests of the meeting, but they will not have the option to vote their shares or ask questions during the virtual Annual Meeting. Once admitted, you may submit questions or vote during the Annual Meeting by following the instructions that will be available on the meeting website.

In addition to the methods that shareholders of record and beneficial owners may attend the Annual Meeting noted above, all our shareholders and any interested individuals may access a live video stream of our Annual Meeting by visiting www.ffin.com/live-events. Please note that shareholders of record and beneficial owners that wish to vote or ask questions at the Annual Meeting should attend the Annual Meeting using the methods noted in the two preceding paragraphs as the live video stream will not offer the ability to vote or ask questions. A replay of the presentation will be available after the event.

It is important that you read the proxy materials previously distributed and we encourage you to vote your common shares promptly in advance of the Annual Meeting. Whether or not shareholders plan to participate in the virtual-only Annual Meeting, we urge shareholders to vote and submit their proxies in advance of the meeting. The proxy card and voting instruction form previously distributed with the proxy materials will not be updated to reflect the change to a virtual-only meeting. You may continue to use the proxy card or voting instruction form to vote your common shares in connection with the Annual Meeting. If you have already voted, no additional action is required.

A list of shareholders of record will be available during the virtual Annual Meeting for inspection by shareholders for any legally valid purpose related to the Annual Meeting. Shareholders interested in inspecting the list of shareholders during the virtual Annual Meeting should contact our investor relations department at AnnualMeeting@ffin.com for additional information.

By Order of the Board of Directors,

F. Scott Dueser

Chairman

April 3, 2020

Important Notice Regarding the Availability of Proxy Materials for the 2020 Annual Meeting of Shareholders to be Held on April 28, 2020. Our 2020 Proxy Statement and 2019 Annual Report are available free of charge at http://www.ffin.com/sec.